Exhibit 23.2

To the Board of Directors

Medicale Corp

We hereby consent to the use in the foregoing Amendment No. 2 of the Registration Statement on Form S-1/A of our report dated November 12, 2020, regarding the financial statements of Medicale Corp as of September 30, 2020, and to the reference to our firm under the heading " Experts" in the Registration Statement.

/s/ Mac Accounting Group, LLP

Midvale, Utah

December 17, 2020